UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/25/2006

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective May 19, 2006, the Company's subsidiary, Tecstar Automotive Group, Inc. ("TAG"), entered into a Second Amended and Restated Credit Facility with Comerica Bank ("Amended Credit Facility"). The Amended Credit Facility replaces the First Amended and Restated Credit Agreement by and among TAG, Comerica Bank and others dated September 5, 2005 ("TAG Former Credit Facility"). The material terms of the Amended Credit Facility include:

1.        The total aggregate revolving borrowings under the Amended Credit Facility and credit extensions under the credit facility between Comerica Bank and our Canadian subsidiary, Tecstar Manufacturing Canada Limited ("Tecstar Canada Credit Facility"), is $25 million, an increase of $5 million from the TAG Former Credit Facility. The amount of available advances is subject to limitations based upon eligible accounts receivables and eligible cash and cash equivalents of the Company determined on a consolidated basis.

2.        The maturity date for theAmended Credit Facility is September 1, 2008.

3.        Advances under the Amended Credit Facility accrue interest at an annual rate equal to the greater of (i) Comerica's prime rate, minus .25 percent, and (ii) the federal funds effective rate, plus 1 percent, an increase of .25 percent from the TAG Former Credit Facility.

4.        Quantum and each of its direct and indirect subsidiaries (each a "Guarantor") provided Comerica Bank an unlimited guaranty of TAG's obligations under the Amended Credit Facility. Each Guarantor also granted Comerica a security interest in all of its assets.   Under the TAG Former Credit Facility, Quantum did not grant a lien on its assets.

5.        The Amended Credit Facility contains customary representations and warranties and indemnification provisions.

6.        In addition to customary affirmative covenants, the Amended Credit Facility contains a tangible net worth covenant that requires Quantum to maintain a consolidated tangible effective net worth of $47.5 million as of April 30, 2006; $57 million as of July 31, 2006; and $56 million as of October 31, 2006 and each fiscal quarter thereafter. The Amended Credit Facility also requires that in each month the aggregate amount of advances under the Amended Credit Facility and credit extensions under the Tecstar Canada Credit Facililty must be less than $15 million for at least five consecutive business days.

7.        In addition to customary negative covenants, the Amended Credit Facility prohibits the Company from making investments in, merging or combining with, or acquiring, any other unrelated entity or business.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Fuel Systems Technologies Worldwide, Inc.

Date: May 25, 2006	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer